Exhibit 99.1

Ambarella, Inc. Announces Second Quarter Fiscal Year 2018 Financial Results

Contact:

Deborah Stapleton

650.815.1239

deb@stapleton.com

Aug. 31, 2017 —Santa Clara, Calif. – Ambarella, Inc. (NASDAQ: AMBA), a leading developer of low-power, HD and Ultra HD video compression and image processing semiconductors, today announced financial results for its second quarter of fiscal year 2018 ended July 31, 2017.

•	Revenue for the second quarter of fiscal 2018 was $71.6 million, up 10.0% from $65.1 million in the same period in fiscal 2017. For the six months ended July 31, 2017, revenue was $135.8 million, up 11.0% from $122.3 million for the six months ended July 31, 2016.

•	Gross margin under U.S. generally accepted accounting principles (GAAP) for the second quarter of fiscal 2018 was 62.6%, compared with 66.7% for the same period in fiscal 2017. For the six months ended July 31, 2017, GAAP gross margin was 63.2%, compared with 65.6% for the six months ended July 31, 2016.

•	GAAP net income for the second quarter of fiscal 2018 was $3.3 million, or $0.10 per diluted ordinary share, compared with GAAP net income of $8.6 million, or $0.25 per diluted ordinary share, for the same period in fiscal 2017. GAAP net income for the six months ended July 31, 2017 was $5.9 million, or $0.17 per diluted ordinary share. This compares with GAAP net income of $10.4 million, or $0.31 per diluted ordinary share, for the six months ended July 31, 2016.

Financial results on a non-GAAP basis for the second quarter of fiscal 2018 are as follows:

•	Gross margin on a non-GAAP basis for the second quarter of fiscal 2018 was 63.0%, compared with 67.1% for the same period in fiscal 2017. For the six months ended July 31, 2017, non-GAAP gross margin was 63.6%, compared with 66.0% for the six months ended July 31, 2016.

•	Non-GAAP net income for the second quarter of fiscal 2018 was $16.5 million, or $0.48 per diluted ordinary share. This compares with non-GAAP net income of $18.5 million, or $0.54 per diluted ordinary share, for the same period in fiscal 2017. Non-GAAP net income for the six months ended July 31, 2017 was $29.9 million, or $0.86 per diluted ordinary share. This compares with non-GAAP net income of $29.9 million, or $0.88 per diluted ordinary share, for the six months ended July 31, 2016.

Based on information available as of today, Ambarella is offering the following guidance for the third quarter of fiscal year 2018, ending Oct. 31, 2017:

•	Revenue is expected to be between $87.5 million and $90.5 million

•	Gross margin on a non-GAAP basis is expected to be between 62.0% and 63.5%

•	Operating expenses on a non-GAAP basis are expected to be between $28.0 million and $29.5 million

Ambarella reports gross margin, net income and earnings per share in accordance with GAAP and, additionally, on a non-GAAP basis. Non-GAAP financial information for the second fiscal quarter excludes the impact of stock-based compensation adjusted for the associated tax impact which includes the effect of any benefits or shortfalls recognized. A reconciliation of the GAAP to non-GAAP gross margin, net income and earnings per share numbers for the periods presented, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this press release.

Total of cash, cash equivalents and marketable securities on hand at the end of the second fiscal quarter of 2018 was $400.8 million, compared with $327.0 million at the end of the same quarter a year ago.

Stock Repurchase

In the second quarter of fiscal year 2018, the company repurchased a total of 595,770 shares for total consideration of approximately $29.9 million. Of the total shares repurchased in the quarter, 551,351 shares were purchased under the $75 million repurchase program that ended on June 30, 2017. Ambarella repurchased a total of 1,119,178 shares from inception of the $75 million program for total cash consideration of approximately $56.7 million. Under the new $50 million repurchase program that was announced in June 2017 and commenced on July 1st, the company repurchased a total of 44,419 ordinary shares in the second quarter for total cash consideration of approximately $2.2 million. Purchases under this $50 million program may be made through June 30, 2018.

“During the second quarter, we had solid growth from IP security, both from professional and home monitoring camera markets. We also continued to see growth in our OEM auto business, with strong design win activity and revenue from OEM auto video recorders,” said Fermi Wang, CEO of Ambarella. “We continue to invest in the technologies required to deliver future generations of highly intelligent, HD and Ultra HD cameras with particular emphasis on high performance computer vision functionality. We see computer vision as a key differentiator for us in camera markets, including automotive, IP security, drones and robotics, and it is our key area of focus for the future,” he said.

Quarterly Conference Call

Ambarella plans to hold a conference call at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time today with Fermi Wang, chief executive officer, Les Kohn, chief technical officer and George Laplante, chief financial officer, to discuss the second quarter fiscal year 2018 results and provide an update on the company’s computer vision technology. The call can be accessed by dialing 877-304-8963 in the USA; international callers should dial 760-666-4834, Participant passcode is “Ambarella.” Please dial in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Ambarella’s website at http://www.ambarella.com/ for up to 30 days after the call.

About Ambarella

Ambarella, Inc. (NASDAQ: AMBA), is a leading developer of low-power, high-definition (HD) and Ultra HD video compression and image processing solutions. The company’s products are used in a variety of HD cameras including security IP-cameras, sports cameras, wearable cameras, flying cameras and automotive video camera recorders. Ambarella compression chips are also used in broadcasting TV programs worldwide. For more information about Ambarella, please visit www.ambarella.com.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are not historical facts and often can be identified by terms such as “outlook,” “projected,” “intends,” “will,” “estimates,” “anticipates,” “expects,” “believes,” “could,” or similar expressions, including the guidance for the third quarter of fiscal year 2018 ending Oct. 31, 2017, and the comments of our CEO relating to growth of the company’s markets, design win activity, and the ability of the company to develop and commercialize new technologies, including computer vision functionality. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of our future performance.

The risks and uncertainties referred to above include, but are not limited to, risks associated with revenue being generated from new customers or design wins, neither of which is assured; the commercial success of our customers’ products; our growth strategy; our ability to anticipate future market demands and future needs of our customers; our ability to introduce new and enhanced solutions; our ability to develop, and to generate revenue from, new advanced technologies, such as computer vision functionality; our ability to retain and expand customer relationships and to achieve design wins; the expansion of our current markets and our ability to successfully enter new markets; anticipated trends and challenges, including competition, in the markets in which we operate; our ability to effectively manage growth; our ability to retain key employees; and the potential for intellectual property disputes or other litigation.

Further information on these and other factors that could affect our financial results is included in the company’s Annual Report on Form 10-K for our 2017 fiscal year, which is on file with the Securities and Exchange Commission. Additional information will also be set forth in the company’s quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings the company makes with the Securities and Exchange Commission from time to time, copies of which may be obtained by visiting the Investor Relations portion of our web site at www.ambarella.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. The results we report in our quarterly report on Form 10-Q for the second quarter of fiscal year 2018 ended July 31, 2017 could differ from the preliminary results announced in this press release.

Ambarella assumes no obligation and does not intend to update the forward-looking statements made in this press release, except as required by law.

Non-GAAP Financial Measures

The company has provided in this release non-GAAP financial information including non-GAAP gross margin, net income, and earnings per share, as a supplement to the condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing the company’s financial results to assess operational performance and liquidity. The company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods. Further, the company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics that the company uses in making operating decisions and because the company believes that investors and analysts use them to help assess the health of its business and for comparison to other companies. Non-GAAP results are presented for supplemental informational purposes only for understanding the company’s operating results. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies.

With respect to its financial results for the second quarter of fiscal year 2018, the company has provided below reconciliations between its non-GAAP financial measures to its most directly comparable GAAP financial measures. With respect to the company’s expectations for the third quarter of fiscal year 2018, a reconciliation of non-GAAP gross margin and non-GAAP operating expenses guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to the charges excluded from these non-GAAP measures. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

AMBARELLA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2017	2016	2017	2016
Revenue	$71,630	$65,142	$135,765	$122,299

Cost of revenue	26,825	21,672	49,997	42,122

Gross profit	44,805	43,470	85,768	80,177

Operating expenses:
Research and development	27,538	23,643	54,140	48,109
Selling, general and administrative	11,962	10,565	23,706	21,458

Total operating expenses	39,500	34,208	77,846	69,567

Income from operations	5,305	9,262	7,922	10,610

Other income	224	171	377	198

Income before income taxes	5,529	9,433	8,299	10,808

Provision for income taxes	2,226	801	2,432	393

Net income	$3,303	$8,632	$5,867	$10,415

Net income per share attributable to ordinary shareholders:
Basic	$0.10	$0.27	$0.18	$0.32

Diluted	$0.10	$0.25	$0.17	$0.31

Weighted-average shares used to compute net income per share attributable to ordinary shareholders:
Basic	33,227,717	32,557,398	33,240,767	32,492,723

Diluted	34,572,927	34,175,466	34,629,004	34,063,103

The following table presents details of stock-based compensation expense included in each functional line item in the condensed consolidated statements of operations above:

	Three Months Ended July 31,		Six Months Ended July 31,
	2017	2016	2017	2016
	(unaudited, in thousands)
Stock-based compensation:
Cost of revenue	$332	$246	$635	$491
Research and development	8,649	6,873	16,626	13,592
Selling, general and administrative	5,454	4,347	10,146	8,684

Total stock-based compensation	$14,435	$11,466	$27,407	$22,767

AMBARELLA, INC.

RECONCILIATION OF GAAP TO NON-GAAP DILUTED EARNINGS PER SHARE

(in thousands, except share and per share data)

	Three Months Ended July 31,		Six Months Ended July 31,
	2017	2016	2017	2016
	(unaudited)
GAAP net income	$3,303	$8,632	$5,867	$10,415

Non-GAAP adjustments:
Stock-based compensation expense	14,435	11,466	27,407	22,767
Income tax effect	(1,221)	(1,592)	(3,357)	(3,238)

Non-GAAP net income	$16,517	$18,506	$29,917	$29,944

GAAP - diluted weighted average shares	34,572,927	34,175,466	34,629,004	34,063,103
Non-GAAP - diluted weighted average shares	34,572,927	34,175,466	34,629,004	34,063,103

GAAP - diluted net income per share	$0.10	$0.25	$0.17	$0.31
Non-GAAP adjustments:
Stock-based compensation expense	0.42	0.34	0.79	0.67
Income tax effect	(0.04)	(0.05)	(0.10)	(0.10)
Non-GAAP - diluted net income per share	$0.48	$0.54	$0.86	$0.88

The difference between GAAP and non-GAAP gross margin was 0.4% and 0.4%, or $332,000 and $246,000 for the three months ended July 31, 2017 and 2016, respectively. The difference between GAAP and non-GAAP gross margin was 0.4% and 0.4%, or $635,000 and $491,000 for the six months ended July 31, 2017 and 2016, respectively. The difference was due to the effect of stock-based compensation.

AMBARELLA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	July 31,	January 31,
	2017	2017
ASSETS
Current assets:
Cash and cash equivalents	$309,738	$322,872
Marketable securities	91,077	82,522
Accounts receivable, net	38,351	38,596
Inventories	17,726	20,145
Restricted cash	9	8
Prepaid expenses and other current assets	2,810	4,392

Total current assets	459,711	468,535

Property and equipment, net	5,636	4,988
Deferred tax assets, non-current	6,299	5,774
Intangible assets, net	12,970	4,149
Goodwill	26,601	26,601
Other non-current assets	2,229	2,224

Total assets	$513,446	$512,271

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	23,466	19,955
Accrued and other current liabilities	19,906	26,448
Income taxes payable	2,014	568
Deferred revenue	6,203	7,425

Total current liabilities	51,589	54,396

Other long-term liabilities	9,131	3,241

Total liabilities	60,720	57,637

Shareholders’ equity:
Preference shares	—	—
Ordinary shares	15	15
Additional paid-in capital	204,513	212,276
Accumulated other comprehensive loss	(82)	(70)
Retained earnings	248,280	242,413

Total shareholders’ equity	452,726	454,634

Total liabilities and shareholders’ equity	$513,446	$512,271